Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries Announces Repurchase of Convertible Notes & Confirms Upcoming Investor Presentation

•	Flotek agrees to repurchase $15 million of convertible notes in private transactions.

•	To date in 2012, Flotek has reduced debt by $51 million. Since March, 2009 debt reduction totals $99 million, or 64%.

•	Flotek to present at Global Hunter Securities Energy Conference at 12:30pm EDT.

HOUSTON—June 25, 2012 – /PRNewswire/—Flotek Industries, Inc. (“Flotek” or the “Company”) announced today that it has entered into transactions to repurchase $15 million of the Company’s outstanding convertible notes from existing holders.

The transactions, privately negotiated, provide for the Company to repurchase the notes from institutional holders for 102% of the principal value plus accrued interest through closing. The Company will fund the repurchase with cash on hand. The transactions are scheduled to close on June 29, 2012.

“The repurchase of over 20% of Flotek’s outstanding convertible notes further reinforces the Company’s strong financial position and Flotek’s continued robust cash generation,” said John Chisholm, Flotek’s Chairman, President and Chief Executive Officer. “Moreover, our outlook for the balance of 2012 provides comfort that, even with this aggressive reduction in the Company’s total debt, we will generate cash well in excess of our capital needs, providing plenty of dry powder to act on future strategic initiatives.”

Including this debt reduction, the Company has improved its balance sheet through reducing leverage by approximately $99 million, or 64% since March, 2009. At the same time, net of debt reduction and recent tax payments, the Company’s cash balances have risen from just $600,000 on March 31, 2009 to approximately $24 million prior to the settlement of today’s debt repurchase. In addition, the Company has an additional $35 million revolving credit facility which remains undrawn.

In the first six months of 2012, Flotek retired $51 million in debt.

“There is no doubt that Flotek is a stronger, more robust enterprise as the result of the continued improvement in our balance sheet,” added Chisholm. “This is the result of the hard work and dedication of the entire Flotek team. Moreover, that dedication continues to result in new business opportunities that should continue to provide industry-leading revenue and profit growth in the second quarter and beyond.”

Flotek to Present at the Global Hunter Energy Conference

As previously announced Flotek’s Chairman, President and Chief Executive Officer will present at the Global Hunter Securities GHS100 Energy Conference in San Francisco today at 12:30pm EDT (9:30am PDT).

Any interested person may listen to the live presentation and view the presentation slides during the conference by visiting Flotek’s website, www.flotekind.com, and clicking on the “Investors” page.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.